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Exhibit 4.4

FORM OF
AMENDMENT NO. 1 TO CONSULTING AGREEMENT

    THIS AMENDMENT NO. 1 TO CONSULTING SERVICES (this "Amendment") dated as of April 5, 1999, by and between INTERNET LAW LIBRARY, INC. (the "Company") and CONSULTING AND STRATEGY INTERNATIONAL, LLC ("CSI").

    WHEREAS, National Law Library, Inc., a wholly-owned subsidiary of the Company, and Castle Development, Ltd. ("Castle") entered into a Consulting Agreement, dated January 22, 1999, (the "Agreement"), pursuant to which, among other things, Castle was granted the right to purchase 600,000 shares of the Company's or its successor's stock at $.30 per share; and

    WHEREAS, Castle has assigned all of its rights under the Agreement to CSI; and

    WHEREAS, the Company and CSI desire to amend and modify the Agreement as hereinafter set forth.

    NOW, THEREFORE, the Company and CSI hereby amend the Agreement as follows:

    The last sentence of the Second Paragraph of the body of the Agreement, i.e. not including the recital paragraphs, is amended and restated to read in its entirety as follows:

    "Castle or its assignee must exercise this option on or before December 31, 1999."

    IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the date first written above.

                    INTERNET LAW LIBRARY, INC.

                    By:

                       Name:
                       Title:

                    CONSULTING AND STRATEGY INTERNATIONAL, LLC

                    By:

                       Name:
                       Title:

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FORM OF AMENDMENT NO. 1 TO CONSULTING AGREEMENT